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                                                                    Exhibit 21.1

                             PRI AUTOMATION, INC.

                                 SUBSIDIARIES

Name                             Jurisdiction of Incorporation
----                             -----------------------------

Precision Robots FSC, Inc.       U.S. Virgin Islands
PRI Security Corporation         Massachusetts
PRI Automation Taiwan LTD        Taiwan
PRI Automation Korea, Inc.       Korea